                                                                Exhibit 3.1(e)

                           CERTIFICATE OF AMENDMENT TO
                           CERTIFICATE OF DESIGNATION
                                     OF THE
                           PREFERRED STOCK, SERIES D-2
                               (WITHOUT PAR VALUE)
                                       OF
                                 TRIBUNE COMPANY

                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW


     The undersigned duly authorized officer of Tribune Company (the "Company"), a corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 242 thereof, DOES HEREBY CERTIFY:

     FIRST: Pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the Board of Directors of the Company (the "Board" or "Board of Directors") on June 12, 2000 adopted resolutions creating 245,100 shares of Series D-2 Preferred Stock (as defined below), in addition to the shares of Preferred Stock, Series D-1, which were also created on such date;

     SECOND: On June 12, 2000, the Company filed a Certificate of Designation establishing the rights, preferences, privileges and restrictions relating to Series D-2 Preferred Stock;

     THIRD: On February 13, 2001, the Board of Directors duly adopted and approved the amendment of the Certificate of Designation to read in its entirety as set forth herein; and


     FOURTH: The designation of and the rights, preferences, privileges and restrictions relating to Series D-2 Preferred Stock are hereby fixed as set forth herein, and the original Certificate of Designation is hereby replaced by this Certificate of Amendment to Certificate of Designation and is hereby amended to read in its entirety as follows:


     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by provisions of the Certificate of Incorporation, and the DGCL, the issuance of a series of the Company's preferred stock, without par value (the "Preferred Stock"), which shall consist of 245,100 of the 12,000,000 shares of Preferred Stock that the Company now has authority to issue, be, and the same hereby is, authorized, and the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, set forth in the Certificate of Incorporation that may be applicable to the Preferred Stock) as follows:

     1. DESIGNATION AND RANK. The designation of such series of the Preferred Stock authorized by this resolution shall be the Preferred Stock, Series D-2 (the "Series D-2 Preferred Stock"). The number of shares of Series D-2 Preferred Stock shall be 245,100. The Series D-2 Preferred Stock shall rank prior to the Common Stock (as hereinafter defined) of the Company and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities not expressly designated as ranking on a parity with or senior to the Series D-2 Preferred Stock collectively may be referred to herein as the "Junior Stock") as to dividend rights and rights upon liquidation, winding up or dissolution of the Company, other than (a) the Company's (i) 8% Cumulative Convertible Preferred Stock, Series C (the "Series C Preferred Stock") and (ii) Series D-1 Preferred Stock (the "Series D-1 Preferred Stock"), with respect to which the Series D-2 Preferred Stock is expressly designated as ranking on a parity as to dividend rights and rights upon liquidation, winding up or dissolution of the Company; and (b) any other classes or series of equity securities of the Company expressly designated as ranking on a parity with (collectively with the Series C Preferred Stock and the Series D-1 Preferred Stock, the "Parity Stock") or senior to (the "Senior Stock") the Series D-2 Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Company. The Series D-2 Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock, to the extent not expressly prohibited by the Certificate of Incorporation or Section 5(c)(i) or 5(c)(ii) hereof, with respect to the payment of dividends and upon liquidation.

     2. CUMULATIVE DIVIDENDS; PRIORITY.

        (a)  PAYMENT OF DIVIDENDS.

             (i) The holders of record of shares of Series D-2 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends from the date of issuance of such shares at the rate per annum per share of 5.8% (I.E., $29 per annum) (the "Dividend Rate"), as adjusted from time to time pursuant to Section 2(c) hereof. Dividends shall be payable quarterly on the second Thursday of March, June, September and December in each year (or if such day is a non-business day, on the next business day) with respect to the quarter ending on the last day of such month, commencing on March 8, 2001 (each of such dates a "Dividend Payment Date"). No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D-2 Preferred Stock that may be in arrears.

             (ii) Each declared dividend shall be payable to holders of record as they appear on the stock books of the Company at the close of business on such record dates, not more than 60 calendar days preceding the applicable Dividend Payment Dates therefor, as are determined by the Board of Directors (each of such dates a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall commence on and include the first day of January, April, July, and October of each year and shall end on and include the last day of March, June, September and December, respectively of such year. Dividends on the shares of Series D-2 Preferred Stock shall be fully cumulative and shall accrue (whether or not declared) from the first day of each Dividend Period; provided, however, that the amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be computed on the basis of a

360-day year composed of twelve 30-day months and the actual number of days elapsed in the relevant Dividend Period.

        (b)  PRIORITY AS TO DIVIDENDS.

             (i) Subject to the provisions hereof, no cash dividend or other distribution (other than in Common Stock or other Junior Stock) shall be declared or paid or set apart for payment on Preferred Stock that constitutes Parity Stock or Junior Stock with respect to dividends for any Dividend Period unless full dividends on the Series D-2 Preferred Stock for the immediately preceding Dividend Period have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment). When dividends are not paid in full (or declared and a sum sufficient for such full payment not so set apart) upon the Series D-2 Preferred Stock and any Parity Stock, all dividends declared upon shares of Series D-2 Preferred Stock and any Parity Stock shall be declared pro rata with respect thereto, so that in all cases the amount of dividends declared per share on the Series D-2 Preferred Stock and such Parity Stock shall bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on the shares of Series D-2 Preferred Stock (which shall include any accumulation in respect of unpaid dividends for prior Dividend Periods) and dividends, including accumulations, if any, of such Parity Stock, bear to each other.

     (ii) Except as provided in the preceding paragraph, full dividends on the Series D-2 Preferred Stock must be declared and paid or set apart for payment for the immediately preceding Dividend Period before (A) any cash dividend or other distribution (other than in Common Stock or other Junior Stock) shall be declared or paid or set aside for payment upon the Common Stock or any other Junior Stock of the Company or (B) any Common Stock or any other Junior Stock is redeemed, purchased or otherwise acquired by the Company for any consideration (or any moneys are paid to or made available for a sinking fund for the redemption of any shares of any such stock), except by redemption into or exchange for Junior Stock or (C) any Series D-2 Preferred Stock or Parity Stock is redeemed, purchased or otherwise acquired by the Company for any consideration (or any moneys are paid to or made available for a sinking fund for the redemption of any shares of any such stock). The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company if under the preceding sentence, the Company would be prohibited from purchasing or otherwise acquiring such shares at such time and in such manner.

             (iii) No dividend shall be paid or set aside for holders of the Series D-2 Preferred Stock for any Dividend Period unless full dividends on any Preferred Stock that constitutes Senior Stock with respect to dividends for that period have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment).

        (c)  ADJUSTMENT TO DIVIDEND RATE.

             (i) The Dividend Rate shall not be adjusted prior to the end of the Dividend Period ending on December 31, 2001.

             (ii) The Dividend Rate for each subsequent year (commencing with the year that begins January 1, 2002) shall be adjusted upward in accordance with SCHEDULE A attached hereto.

             (iii) Increases in the Dividend Rate are subject to the following limitation: the Dividend Rate shall, under no circumstances, exceed 8.4% per annum.

     3. CONVERSION AT OPTION OF THE COMPANY.

        (a)  GENERAL.

             (i) The shares of the Series D-2 Preferred Stock shall not be convertible at the option of the Company except upon the later to occur of (x) the date on which a written notice has been mailed or otherwise distributed by the Company to each record holder of the Series D-2 Preferred Stock stating that the assets of either Chandler Trust No. 1 or Chandler Trust No. 2 have been distributed to the beneficiaries thereof and (y) February 1, 2025 (such later date being the "Convertibility Date"). Subject to and upon compliance with the provisions of this Section 3, shares of Series D-2 Preferred Stock may be converted, in whole or in part, at the election of the Company by resolution of the Board of Directors, upon notice as provided in Section 3(b), at any time or from time to time on or after the Convertibility Date. Conversion shall be made by delivering to the holders of Series D-2 Preferred Stock, in respect of the conversion of each share of Series D-2 Preferred Stock so converted, certificates representing the number of fully paid and non-assessable shares (the "Conversion Shares") of common stock, par value $.01 per share, of the Company ("Common Stock") equal to (subject to Section 3(h) hereof) the quotient of (1) $500 plus accrued and unpaid dividends on such shares of Series D-2 Preferred Stock to the Conversion Date (as hereinafter defined) divided by (2) the Common Share Value (as hereinafter defined). The aggregate number of shares of Common Stock (and, if applicable, "Conversion Preferred," as such term is defined below) that a holder of shares of Series D-2 Preferred Stock that have been converted is entitled to receive pursuant to this Section 3 or Section 4 is hereinafter referred to as the "Aggregate Conversion Shares."

             (ii) The "Common Share Value" shall mean the average of the closing prices of the Common Stock for the 20 days during which trades of Common Stock occurred immediately preceding the Valuation Date (as defined below), as reported in THE WALL STREET JOURNAL, or, if no closing prices were so reported, the average of the mean between the high bid and low asked price per share of Common Stock for each of the 20 days during which trades of Common Stock occurred immediately preceding the Valuation Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if the Common Stock is not then quoted by any such organization, the average of the mean between the closing bid and asked prices per share of Common Stock for each of the 20 days during which trades of Common Stock occurred immediately preceding the Valuation Date, as furnished by a professional market maker making a market in the Common Stock, or, if there is no such market maker, the fair market value of a share of Common Stock determined by whatever method the Board of Directors reasonably determines to use. In the case of a conversion pursuant to this
Section 3, the "Valuation Date" shall mean the Conversion Notice Date (as defined in Section 3(b)), and in the case of any conversion pursuant to Section 4, the "Valuation Date" shall mean the Conversion Time (as hereinafter defined).

        (b)  NOTICE OF CONVERSION. Notice of any conversion, setting forth
(i) the Conversion Date (as defined in Section 3(c) hereof), (ii) a statement that dividends on the shares of Series D-2 Preferred Stock to be converted will cease to accrue on such Conversion Date, and (iii) the method(s) by which the holders may surrender the certificates representing shares of Series D-2 Preferred Stock that have been converted and obtain the Conversion Shares therefor, shall be mailed, postage prepaid, on a date (the "Conversion Notice Date") that is at least 15 days but not more than 45 days prior to said Conversion Date to each holder of record of the Series D-2 Preferred Stock to be converted at his, her or its address as the same shall appear on the books of the Company. If less than all the shares of the Series D-2 Preferred Stock owned by such holder are then to be converted, the notice shall specify the number of shares thereof that are to be converted and the numbers of the certificates representing such shares. If applicable, the notice shall also specify the "Maximum Number" applicable to, and the amount of "Conversion Cash" to be received by (absent an election pursuant to Section 3(h)(v) hereof to receive "Conversion Preferred") such holder (as such terms are defined below).

        (c) METHOD OF CONVERSION. The surrender of any certificate evidencing shares of Series D-2 Preferred Stock that have been converted shall be made by the holder thereof by the surrender of the certificate or certificates formerly representing the shares of Series D-2 Preferred Stock converted (with proper endorsement or instruments of transfer) to the Company at the principal office of the Company (or such other office or agency of the Company as the Company may designate in writing to the holder or holders of the Series D-2 Preferred Stock) at any time during its usual business hours. Shares of Series D-2 Preferred Stock called for conversion shall be deemed to have been converted, and the shares of Common Stock (and, if applicable, Conversion Preferred) to be issued in respect of the shares of Series D-2 Preferred Stock converted shall be deemed to have been issued, as of the close of business on the date fixed for conversion (the "Conversion Date"), without regard to when certificates evidencing such Series D-2 Preferred Stock are surrendered pursuant to this
Section 3(c) or certificates evidencing such Common Stock (and, if applicable, Conversion Preferred) are issued pursuant to Section 3(d). The rights of the holder of Series D-2 Preferred Stock that has been converted, except for the right to receive the Aggregate Conversion Shares therefor in accordance herewith (and any cash payments to which such holder is entitled pursuant to Sections 3(e) and (h) hereof), shall cease on the Conversion Date. In the case of lost or destroyed certificates evidencing ownership of shares of Series D-2 Preferred Stock that have been converted, the holder shall submit proof of loss or destruction and such indemnity as shall be required by the Company.

        (d) ISSUANCE OF CERTIFICATES FOR COMMON STOCK. As soon as practicable after its receipt of any certificate or certificates formerly evidencing ownership of shares of Series D-2 Preferred Stock that have been converted, the Company shall issue and shall deliver to the person for whose account such certificates formerly representing shares of Series D-2 Preferred Stock were so surrendered, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock (and, if applicable, Conversion Preferred) issuable upon the conversion of such shares of Series D-2 Preferred Stock and a check or cash payment (if any) to which such holder is entitled with respect to fractional shares or Conversion

Cash as determined by the Company, in accordance with Sections 3(e) and (h) hereof, respectively.

        (e) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series D-2 Preferred Stock, but the holder thereof will receive in cash an amount equal to the value of such fractional share of Common Stock based on the Common Share Value. If more than one share of Series D-2 Preferred Stock shall be converted at one time for the account of the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

        (f) PAYMENT OF TAXES. The Company shall pay any tax in respect of the issuance of stock certificates on conversion of shares of Series D-2 Preferred Stock. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of stock in any name other than that of the holder of the shares converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        (g) COMMON STOCK RESERVED FOR CONVERSION. The Company shall at all times from and after the Conversion Date reserve and keep available out of its authorized and unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series D-2 Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Series D-2 Preferred Stock.

        (h)  LIMITATION ON THE NUMBER OF SHARES OF COMMON STOCK

             (i) The number of shares of Common Stock into which the Series D-2 Preferred Stock may be converted shall be limited, as set forth herein.

             (ii) The maximum number of shares of Common Stock into which the Series D-2 Preferred Stock may be converted is, in the aggregate, 7,392,355 shares of Common Stock (the "Maximum Number"). If the Company in any manner subdivides or combines the outstanding shares of Common Stock, then the Maximum Number shall be adjusted appropriately.

             (iii) On conversion, no holder shall be entitled to receive more shares of Common Stock than its pro rata share of the Maximum Number (a holder's "Pro Rata Number"), which shall be calculated by dividing (A) the number of shares of Series D-2 Preferred Stock held by such holder which are then being converted, by (B) 245,100.

             (iv) If, as a result of Section 3(h)(iii), immediately above, a holder's Pro Rata Number is less than the number of shares of Common Stock to which such holder would otherwise be entitled (a holder's "Unrestricted Number"), then, such holder shall be entitled to receive from the Company a cash payment ("Conversion Cash") equal to:

                    (A) the Common Share Value, multiplied by

                    (B) the positive difference between (a) such holder's Unrestricted Number minus (b) such holder's Pro Rata Number.

             (v) In lieu of Conversion Cash, a holder may elect, by providing written notice to the Company, which notice must be received by the Company at least five days prior to the Conversion Date, to exchange, in lieu of conversion, the number of shares of Series D-2 Preferred Stock held by such holder which as a result of Section 3(h)(iii) cannot be fully converted into such holder's Unrestricted Number, for a like number of shares of a new series of preferred stock of the Company (the "Conversion Preferred") which shall be identical to the Series D-2 Preferred Stock, except that it shall (A) not be convertible into or exchangeable for Common Stock and (B) be redeemable, at liquidation value plus accrued but unpaid dividends, by the Company at any time.

     4. CONVERSION AT THE OPTION OF HOLDERS.

        (a) GENERAL. After the later to occur of (i) the date on which a written notice has been mailed or otherwise distributed by the Company to each record holder of the Series D-2 Preferred Stock stating that the assets of either Chandler Trust No. 1 or Chandler Trust No. 2 have been distributed to the beneficiaries thereof and (ii) February 1, 2025, the holder of any Series D-2 Preferred Stock may convert pursuant to this Section 4 all or any part (in whole number of shares only) of the Series D-2 Preferred Stock held by such holder into fully paid and non-assessable shares of Common Stock. Subject to Section 4(g) below, the number of shares of Common Stock into which a share of Series D-2 Preferred Stock may be converted shall be equal to the quotient of (1) $500 plus accrued and unpaid dividends on such shares of Series D-2 Preferred Stock to the Conversion Time (as hereinafter defined) divided by (2) the Common Share Value.

        (b) METHOD OF CONVERSION. Each conversion of Series D-2 Preferred Stock shall be effected by the surrender of the certificate or certificates representing the shares of Series D-2 Preferred Stock to be converted (with proper endorsement or instruments of transfer) to the Company at the principal office of the Company (or such other office or agency of the Company as the Company may designate in writing to the holder or holders of the Series D-2 Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Series D-2 Preferred Stock stating that such holder desires to convert the shares of Series D-2 Preferred Stock, or a stated number of such shares, represented by such certificate or certificates, which notice shall also specify the name or names (with addresses) and denominations in which the certificate or certificates for the Common Stock (and, if applicable, Conversion Preferred) shall be issued and shall include instructions for delivery thereof. If such holder desires to receive Conversion Preferred in lieu of any Conversion Cash that may be payable to such holder, the notice shall so state. Any conversion pursuant to this Section 4 shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received, and at such time (the "Conversion Time") the rights of the holder of Series D-2 Preferred Stock (or specified portion thereof) as such holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock (and, if applicable, Conversion Preferred) are to be issued upon conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock (and, if applicable, Conversion

Preferred) represented thereby. In the case of lost or destroyed certificates evidencing ownership of shares of Series D-2 Preferred Stock to be converted, the holder shall submit proof of loss or destruction and such indemnity as shall be required by the Company.

        (c) ISSUANCE OF CERTIFICATES FOR COMMON STOCK. As soon as practicable after its receipt of any certificate or certificates evidencing ownership of shares of Series D-2 Preferred Stock to be converted pursuant to this Section 4, the Company shall issue and shall deliver to the person for whose account such shares of Series D-2 Preferred Stock were so surrendered, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock (and, if applicable, Conversion Preferred) issuable upon the conversion of such shares of Series D-2 Preferred Stock and a check or cash payment (if any) to which such holder is entitled with respect to fractional shares or Conversion Cash as determined by the Company, in accordance with Sections 4(d) and (g) hereof, respectively.

        (d) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series D-2 Preferred Stock, but the holder thereof will receive in cash an amount equal to the value of such fractional share of Common Stock based on the Common Share Value. If more than one share of Series D-2 Preferred Stock shall be converted at one time for the account of the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

        (e) PAYMENT OF TAXES. The Company shall pay any tax in respect of the issuance of stock certificates on conversion of shares of Series D-2 Preferred Stock. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of stock in any name other than that of the holder of the shares converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        (f) COMMON STOCK RESERVED FOR CONVERSION. The Company shall at all times from and after the Conversion Time reserve and keep available out of its authorized and unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series D-2 Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Series D-2 Preferred Stock.

        (g)  LIMITATION ON THE NUMBER OF SHARES OF COMMON STOCK.


             (i) The number of shares of Common Stock into which the Series D-2 Preferred Stock may be converted shall be limited, as set forth herein.

             (ii) On conversion, no holder shall be entitled to receive more shares of Common Stock than its Pro Rata Number.

             (iii) If, as a result of Section 4(g)(ii), immediately above, a holder's Pro Rata Number is less than such holder's Unrestricted Number, then such holder shall be entitled to receive from the Company the Conversion Cash.

             (iv) In lieu of Conversion Cash, a holder may elect, by providing notice of such election in the notice of conversion delivered pursuant to
Section 4(b), to exchange, in lieu of conversion, the number of shares of Series D-2 Preferred Stock held by such holder which as a result of Section 4(g)(iii) cannot be fully converted into such holder's Unrestricted Number, for a like number of shares of Conversion Preferred.

     5. VOTING RIGHTS.

        (a) GENERAL VOTING RIGHTS. Except as expressly provided hereinafter in this Section 5, or as otherwise from time to time required by applicable law, the Series D-2 Preferred Stock shall have no voting rights.

        (b)  VOTING RIGHTS UPON DIVIDEND ARREARS.

             (i) RIGHT TO ELECT DIRECTORS. In the event that an amount equal to six quarterly dividend payments on the Series D-2 Preferred Stock shall have accrued and be unpaid (the occurrence of such contingency marking the beginning of a period herein referred to as the "Default Period," which shall extend until such time as all accrued and unpaid dividends for all previous Dividend Periods and for the current Dividend Period on all shares of Series D-2 Preferred Stock then outstanding shall have been declared and paid or declared and a sum sufficient for such full payment set apart for payment), the holders of the Series D-2 Preferred Stock shall have the right, voting separately as a class together with holders of shares of the Series D-1 Preferred Stock and any other Parity Stock upon which like voting rights have been conferred and are exercisable (such shares of Series D-1 Preferred Stock, shares of Series D-2 Preferred Stock, and other shares of Parity Stock are hereinafter referred to as "Voting Parity Stock"), to elect two members of the Board of Directors, each member to be in addition to the then authorized number of directors, at the next annual meeting of stockholders or at a special meeting called as described below and thereafter until the Default Period shall have ended.

             (ii) SPECIAL MEETING; WRITTEN CONSENT. Whenever such voting righ shall vest, it may be exercised initially by the vote of the holders of a plurality of the voting power of Series D-2 Preferred Stock and Voting Parity Stock present and voting as a single class, in person or by proxy, at a special meeting of holders of the Series D-2 Preferred Stock and Voting Parity Stock or at the next annual meeting of stockholders. A special meeting for the exercise of such right shall be called by the Secretary of the Company as promptly as possible, and in any event within 10 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of the Series D-2 Preferred Stock and Voting Parity Stock, subject to any applicable notice requirements imposed by law or regulation. Notwithstanding the provisions of this paragraph, no such special meeting shall be required to be held during the 90-day period preceding the date fixed for the annual meeting of stockholders. Any action required or permitted to be taken at any such special meeting of such holders may be taken by a consent or consents in writing of such stockholders, setting forth the action so taken, which consent or consents shall be signed by the holders of Series D-2 Preferred Stock and

Voting Parity Stock representing a majority of the voting power of shares of such Series D-2 Preferred Stock and Voting Parity Stock and shall be delivered to the Company in the manner set forth from time to time in the DGCL.

             (iii) TERM OF OFFICE OF DIRECTORS. Any director who shall have been elected by holders of the Series D-2 Preferred Stock and Voting Parity Stock entitled to vote in accordance with this subparagraph (b) shall hold office for a term expiring (subject to the earlier expiry of such term, as set forth below) at the annual meeting of stockholders at which the term of office of his class shall expire and during such term may be removed at any time, only for cause, by, and only by, the affirmative vote of the holders of record of a majority of the voting power of the Series D-2 Preferred Stock and Voting Parity Stock present and voting as a single class, in person or by proxy, at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by the holders of the Series D-2 Preferred Stock and Voting Parity Stock and the filling of the vacancy created thereby shall be called by the Secretary of the Company as promptly as possible and in any event within 10 days after receipt of a request therefor signed by the holders of not less than 25% of the aggregate outstanding voting power of the Series D-2 Preferred Stock and Voting Parity Stock, subject to any applicable notice requirements imposed by law or regulation. Such meeting shall be held at the earliest practicable date thereafter, provided that no such meeting shall be required to be held during the 90-day period preceding the date fixed for the annual meeting of stockholders. Simultaneously with the expiration of the Default Period, the terms of office of all directors elected by the holders of the shares of Series D-2 Preferred Stock and the Voting Parity Stock pursuant hereto then in office shall, without further action, thereupon terminate unless otherwise required by law. Upon such termination the number of directors constituting the Board of Directors of the Company shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the foregoing provisions in the case of the future right of holders of the shares of Series D-2 Preferred Stock and Voting Parity Stock to elect directors as provided above.

             (iv) VACANCIES. Any vacancy caused by the death, resignation or removal of a director who shall have been elected in accordance with this subparagraph (b) may be filled by the remaining director so elected or, if not so filled, by a vote of holders of a plurality of the voting power of the Series D-2 Preferred Stock and Voting Parity Stock present and voting as a single class, in person or by proxy, at a meeting called for such purpose. Unless such vacancy shall have been filled by the remaining director as aforesaid, such meeting shall be called by the Secretary of the Company at the earliest practicable date after such death or resignation, and in any event within 10 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of the Series D-2 Preferred Stock and Voting Parity Stock, subject to any applicable notice requirements imposed by law or regulation. Notwithstanding the provisions of this paragraph, no such special meeting shall be required to be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

             (v) STOCKHOLDERS' RIGHT TO CALL MEETING. If any meeting of the holders of the Series D-2 Preferred Stock and Voting Parity Stock required by this subparagraph (b) to be called shall not have been called within 30 days after personal service of a written request therefor upon the Secretary of the Company or within 30 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Company at its principal executive offices, subject to any applicable notice requirements imposed by law or regulation, then the holders of record of at least 25% of the outstanding shares of the Series D-2 Preferred Stock and Voting Parity Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or regulation) as may be acceptable to the holders of a majority of the total voting power of the Series D-2 Preferred Stock and Voting Parity Stock. Any holder of Series D-2 Preferred Stock and Voting Parity Stock so designated shall have access to the Series D-2 Preferred Stock and Voting Parity Stock books of the Company for the purpose of causing such meeting to be called pursuant to these provisions.

             (vi) QUORUM. At any meeting of the holders of the Series D-2 Preferred Stock called in accordance with the provisions of this subparagraph
(b) for the election or removal of directors, the presence in person or by proxy of the holders of a majority of the total voting power of the Series D-2 Preferred Stock and Voting Parity Stock shall be required to constitute a quorum; in the absence of a quorum, the holders of a majority of the total number of votes present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum shall be present.

        (c)  VOTING RIGHTS ON EXTRAORDINARY MATTERS.

             (i) So long as any shares of Series D-2 Preferred Stock shall be outstanding, the holders of the Series D-2 Preferred Stock shall have the right, voting separately as a class together with holders of shares of any Voting Parity Stock (with two-thirds of the voting power of such stock at the time outstanding given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by a consent or consents in writing setting forth such approval, which consent shall be delivered to the Company in the manner set forth from time to time in the DGCL, required for approval by such holders), to vote on: (i) the liquidation or dissolution of the Company; (ii) any proposal to authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking pari passu with, or prior to, the shares of the Series D-2 Preferred Stock in powers, rights or preferences upon the liquidation, dissolution or winding up of the affairs of the Company or as to dividends; and
(iii) any proposal to amend by merger, amendment or otherwise (or otherwise alter or repeal) the Certificate of Incorporation (or this resolution) if such amendment, alteration or repeal would increase or decrease the aggregate number of authorized shares of Series D-2 Preferred Stock or any Voting Parity Stock, increase or decrease the par value of the shares of Series D-2 Preferred Stock or any Voting Parity Stock, or alter or change the powers, preferences, or special rights of the shares of Series D-2 Preferred Stock or any Voting Parity Stock so as to affect them adversely. An amendment that increases the number of authorized shares of any class or series of Preferred Stock or authorizes the creation or issuance of other classes or series of Preferred Stock, in each case ranking junior to the Series D-2 Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up shall not be considered to be such an adverse change.

     (ii) So long as any shares of Series D-2 Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by applicable law, without first obtaining the approval of the holders of at least two-thirds of the voting power of the Series D-2 Preferred Stock at the time outstanding (voting separately as a class together with the holders of shares of Voting Parity Stock) given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class (or by a consent or consents in writing setting forth such approval, which consent shall be delivered to the Company in the manner set forth from time to time in the DGCL), the Company shall not either directly or indirectly or through merger or consolidation with any other entity, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock that would place or have the effect of placing restrictions on the obligation of the Company to pay dividends to the holders of Series D-2 Preferred Stock or to perform any of its obligations to the holders of Series D-2 Preferred Stock at any time; or (ii) authorize, enter into or permit to exist any covenant or agreement that would place or have the effect of placing restrictions on the obligations of the Company to pay dividends to holders of Series D-2 Preferred Stock or to perform any of its other obligations to the holders of Series D-2 Preferred Stock at any time; provided, however, that notwithstanding the foregoing, the Company may from time to time enter into credit agreements and indentures that provide for limitations on the ability of the Company to pay dividends on its capital stock generally, so long as the Board of Directors determines, in its sole discretion, that such limitation is necessary in order to obtain financing on commercially reasonable terms.

        (d) ONE VOTE PER SHARE. In connection with any matter on which holders of the Series- D-2 Preferred Stock are entitled to vote as provided in subparagraphs (b) and (c) above, or any other matter on which the holders of the Series D-2 Preferred Stock are entitled to vote as one class or otherwise pursuant to applicable law or the provisions of the Certificate of Incorporation, each holder of Series D-2 Preferred Stock shall be entitled to one vote for each share of Series D-2 Preferred Stock held by such holder.

        (e) Except as otherwise required by law, the holders of Series D-2 Preferred Stock and holders of Series D-1 Preferred Stock will vote together as a single class.

     6. NO SINKING FUND. No sinking fund will be established for the retirement or redemption of shares of Series D-2 Preferred Stock.

     7. LIQUIDATION RIGHTS; PRIORITY.

        (a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series D-2 Preferred Stock shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus and whether or not any dividends as such are declared, $500 per share plus an amount equal to all accrued and unpaid dividends for the then-current plus all prior Dividend Periods, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Series D-2 Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Company. The Series D-2 Preferred Stock and, unless specifically designated as junior or senior to the Series D-2 Preferred Stock with respect to the liquidation, dissolution or winding up of the affairs of the Company or as to dividends, all other series or classes of Preferred Stock of the

Company shall rank on a parity with the Series D-2 Preferred Stock with respect to the distribution of assets.

        (b) Nothing contained in this Section 7 shall be deemed to prevent conversion of shares of the Series D-2 Preferred Stock by the Company in the manner provided in Section 3. Neither the merger nor consolidation of the Company into or with any other entity, nor the merger or consolidation of any other entity into or with the Company, nor a sale, transfer or lease of all or any part of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 7.

        (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 30 days prior to the payment date stated therein, to the holders of record of the Series D-2 Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

        (d) If the amounts available for distribution with respect to the Series D-2 Preferred Stock and all other outstanding stock of the Company ranking on a parity with the Series D-2 Preferred Stock upon liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding Series D-2 Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of the Series D-2 Preferred Stock shall mean the amounts specified in Section 7(a) and in the case of any other series of preferred stock may include accumulated dividends if contemplated by such series) to which they are entitled.

     8. STATUS OF SHARES CONVERTED. Shares of Series D-2 Preferred Stock converted or purchased or otherwise acquired for value by the Company, shall, after such event, have the status of authorized and unissued shares of Preferred Stock without designation and may be reissued by the Company at any time as shares of any series of Preferred Stock.


     9. EFFECTIVENESS. This certificate shall be effective as of 5:00 p.m., New York City time, on February 13, 2001.

     IN WITNESS WHEREOF, Tribune Company has caused this certificate to be signed by Crane H. Kenney, its Senior Vice President, General Counsel and Secretary, this 13th day of February, 2001.




                                       TRIBUNE COMPANY

                                       By: /s/ Crane H. Kenney
                                           -------------------------------
                                           Crane H. Kenney
                                           Senior Vice President,
                                           General Counsel and Secretary

                                   SCHEDULE A

                                 DIVIDEND RATES

               YEAR                                      DIVIDEND RATE
               2000                                          5.80%

               2001                                          5.80%

               2002                                          6.01%

               2003                                          6.22%

               2004                                          6.44%

               2005                                          6.67%

               2006                                          6.91%

               2007                                          7.15%

               2008                                          7.41%

               2009                                          7.67%

               2010                                          7.95%

               2011                                          8.23%

          2012 and thereafter                                8.40%